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                                 EXHIBIT e.(iii)

         Form of Amendment Number 2 to Principal Underwriting Agreement


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                              AMENDMENT NUMBER 2 TO
                        PRINCIPAL UNDERWRITING AGREEMENT


         Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and Hartford Series Fund, Inc. dated January 22, 1998, as amended (the "Agreement"), Hartford Global Health HLS Fund and Hartford Global Technology HLS Fund are hereby included as additional Funds. All provisions in the Principal Underwriting Plan shall also apply to Hartford Global Health HLS Fund and Hartford Global Technology HLS Fund.


         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of ___________, 2000.


                                    HARTFORD SECURITIES DISTRIBUTION
                                    COMPANY, INC.




                                    By:  _______________________________




                                    HARTFORD SERIES FUND, INC.
                                    on behalf of:
                                    Hartford Global Health HLS Fund
                                    Hartford Global Technology HLS Fund


                                    By:  ________________________________